Exhibit 5.1

SOPHiA GENETICS SA Zone artisanale La Pièce 12 1180 Rolle Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich homburger.ch T +41 43 222 10 00

August 8, 2023

SOPHiA GENETICS SA – Registration Statement on Form F-3

We have acted as special Swiss counsel to SOPHiA GENETICS SA, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of (i) a registration statement on Form F-3 (the Registration Statement), including a prospectus, filed with the United States Securities and Exchange Commission (the SEC) on August 9, 2022 and declared effective by the SEC on August 15, 2022 for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), ordinary shares of the Company, each with a nominal value of CHF 0.05 (the Ordinary Shares), and (ii) a prospectus supplement (together with the prospectus contained in the Registration Statement, the Prospectus) filed with the SEC on the date hereof relating to the offering and sale by the Company of Ordinary Shares, to be issued out of the capital range of the Company or already issued and held in treasury by the Company, for an aggregate offer price of up to USD 50,000,000 (the Offered Shares). As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change.

This opinion is also confined to:

(i)	the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter, agreement or document referred to in any of the Documents (as defined below); and

(ii)	the documents listed below (collectively, the Documents).

For the purpose of giving this opinion, we have only examined originals or copies of the following Documents:

(i)	an electronic copy of the Registration Statement, including the Prospectus;

(ii)	an electronic copy of a certified excerpt from the Commercial Register of the Canton of Vaud dated July 26, 2023, relating to the Company (the Excerpt);

(iii)	an electronic copy of the articles of association (statuts) of the Company, dated June 26, 2023, notarized by a licensed notary of the Canton of Vaud on June 26, 2023 (the Articles), shown on the Excerpt as being the most recent articles of association filed with the Commercial Register of the Canton of Vaud; and

(iv)	electronic copies of the circular resolutions of the Company's board of directors (the Board of Directors) dated August 5, 2022 and July 28, 2023, approving, among other things, (i) the filing of the Registration Statement and of the Prospectus with the SEC and (ii) the reservation and issuance (as applicable), offering and sale of the Offered Shares (collectively, the Board Resolutions).

No documents other than the Documents have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

(c)	all documents produced to us in draft form will be executed in the form of the draft submitted to us;

(d)	each party to the Documents (other than the Company) is a corporation or other legal entity duly organized and validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation and/or establishment and none of the parties to the Documents (other than the Company) has passed or, until the issuance of all Offered Shares, will have passed a voluntary winding-up resolution; no petition has been, or, until the issuance of all Offered Shares, will be presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of any party (other than the Company); and no receiver, trustee in bankruptcy, administrator or similar officer has been or, until the issuance of all Offered Shares, will have been appointed in relation to any of the parties (other than the Company) or any of their assets or revenues;

(e)	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

(f)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;

(g)	the Registration Statement, the Prospectus, the Articles and the Excerpt are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement, the Prospectus, the Articles of Association or the Excerpt, as the case may be, as of the date hereof;

(h)	the Board Resolutions have been duly resolved in duly executed circular resolutions, and have not been rescinded or amended and are in full force and effect;

(i)	prior to the issuance, offering and sale of any Offered Shares, the Board of Directors of the Company (or an authorized committee thereof) has or will have duly authorized the issuance, offering and sale of such Offered Shares and has or will have validly excluded the pre-emptive rights of the existing shareholders for purposes of the issuance, offering and sale of such Offered Shares as contemplated in the Registration Statement or the Prospectus, as applicable, and such authorization and exclusion has not and will not have been amended and is and will be in full force and effect until the issuance of all such Offered Shares;

(j)	the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (restitution des versements) and has not undertaken and will not undertake an acquisition in kind (reprise de biens) without complying with the formal procedure set forth in the Swiss Code of Obligations; and

(k)	all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles, and other requirements for the filing of the Registration Statement and the Prospectus or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement and the Prospectus have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

III.	Opinion

Based on the foregoing assumptions and subject to the qualifications set out below, we are of the opinion that as of the date hereof the Offered Shares, if and when issued and paid for pursuant to the Articles, the underlying contractual arrangements and Swiss law—in particular after the issue price for such Offered Shares has been paid-in in accordance with the Articles, the underlying contractual arrangements and Swiss law and upon registration of the corresponding share capital increase into the Commercial Register of the Canton of Vaud (if applicable)—and if and when such Offered Shares have been entered into the Company's book of uncertificated securities, have been or will be, as applicable, validly issued, fully paid as to their nominal value and non-assessable.

IV.	Qualifications

The above opinion is subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law, based on our independent professional judgment, only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	The exercise of voting rights and rights related thereto with respect to any Offered Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

(c)	We express no opinion as to whether the Registration Statement and the Prospectus are accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement and the Prospectus provide sufficient information for investors to reach an informed assessment of the Company, any companies within the Company's consolidation perimeter and the Offered Shares.

(d)	We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Daniel Häusermann

Homburger AG

Daniel Häusermann